Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in Registration Statement Nos. 333-192024, 333-197373, 333-207658, 333-212722, 333-219496, 333-226367, 333-232329, 333-240043, 333-258256, 333-266367, 333-273476 and 333-280977 on Form S-8 of our reports dated February 28, 2025 relating to the consolidated financial statements of Criteo S.A. and subsidiaries (the “Company”) and the effectiveness of the Company’s internal control over financial reporting, appearing in the Company’s Annual Report on Form 10-K for the year ended December 31, 2024.

/s/ Deloitte & Associés
Paris-La-Défense, France
February 28, 2025